Exhibit 99.1
NEWS from Sterling Savings Bank
Spokane, Washington
September 27, 2007 — 1:30 PDT
FOR IMMEDIATE RELEASE
Sterling Savings Bank Chairman and CEO, William W. Zuppe,
Announces Plan to Retire as CEO
Heidi B. Stanley appointed President and CEO effective January 1, 2008;
Zuppe to remain Chairman.
Spokane, Washington, September 27, 2007 — Sterling Savings Bank today announced that its Chairman of the Board and Chief Executive Officer, William W. Zuppe, has informed the Sterling Savings Bank Board of Directors that he intends to retire as Chief Executive Officer of Sterling Savings Bank effective December 31, 2007. Mr. Zuppe will retain his role as Chairman of the Board of Sterling Savings Bank and will continue to serve on the board of directors of Sterling Savings Bank’s parent company, Sterling Financial Corporation (NASDAQ:STSA).
Following the announcement, the Sterling Savings Bank Board of Directors appointed the Bank’s current Vice Chair and Chief Operating Officer, Heidi B. Stanley, as President, Chief Executive Officer and Vice Chair of Sterling Savings Bank, effective January 1, 2008.
Mr. Zuppe, age 66, commented, “As part of our growth plan and succession planning, we have made a point to strengthen the breadth and depth of senior leadership talent throughout the organization, and I am pleased that Heidi Stanley is prepared to succeed me as CEO of Sterling Savings Bank.”
Mr. Zuppe continued, “Heidi Stanley has demonstrated excellent leadership skills in her role as Vice Chair and Chief Operating Officer of Sterling Savings Bank, and I am confident that under her continued leadership, our executive team and employees will continue to deliver the strong financial performance and remain focused on the superior customer service that has positioned Sterling Savings Bank to become the leading regional community bank in the west by all measures.”
Sterling Savings Bank’s new President and CEO, Heidi Stanley, joined Sterling in 1985, and has served as Vice Chair of the Board and Chief Operating Officer of Sterling Savings Bank since October 2003. In addition to serving as a Director of Sterling Savings Bank, she also currently serves as a Director of Sterling Savings’ subsidiaries INTERVEST, Action Mortgage and Harbor Financial. Prior to joining Sterling, Ms. Stanley was employed by IBM in San Francisco, California, and Tucson, Arizona. She is Vice-Chair of America’s Community Bankers (ACB) Membership Committee and a member of the ACB’s Government Affairs Steering Committee.
She is also currently a member of the Board of Directors of Avista Corporation, a public company headquartered in Spokane, Washington. She is Immediate Past Chair of Greater Spokane Incorporated, past Chair of the Board of the Association of Washington Business and the Spokane area YMCA, and was Vice Chair of TVW (Washington Public Affairs Network). She also serves on the Board of Governors of the WSU Foundation and the Eastern Washington Advisory Board of the Washington Policy Center. In 2006, she was named one of the “25 Most Powerful Women in Banking” by U.S. Banker magazine.
“I am honored to be given the opportunity to head the Sterling team as our company continues to evolve,” said Heidi Stanley. “I have been fortunate over my years at Sterling to work with dedicated employees committed to growing this company through their ‘Hometown Helpful’ efforts,” Stanley further commented, “and equally privileged to have been mentored for the past 22 years by our co-founders, Harold Gilkey and Bill Zuppe. The executive team we have in place is well qualified to continue taking Sterling forward, and is committed to meeting the needs of our shareholders, customers, and employees.”
Mr. Zuppe co-founded Sterling Savings Bank in 1981, along with Sterling Financial Corporation Chairman of the Board and Chief Executive Officer, Harold B. Gilkey. Mr. Zuppe has served as President and a Director of Sterling Financial since its inception and served as Director, President and Chief Operating Officer of Sterling Savings from 1981 until October 2003, when he was promoted to lead Sterling Savings as Chairman of the Board and CEO. He has also served as Vice President and Chairman of the Board of Sterling Savings’ subsidiaries, INTERVEST, Action Mortgage and Harbor Financial and as a Director of Sterling Financial’s subsidiary, Golf Savings Bank.
Mr. Zuppe is recognized by his peers as an experienced leader in the banking industry and has served as Chairman of the Board for America’s Community Bankers, a national trade association for community banks. He is past Chairman of the Washington Savings League Board of Directors and past member of the Federal Reserve Board — Thrift Institutions Advisory Council.
Mr. Zuppe further commented, “It has been an honor and a privilege to work with a great team of management and employees at Sterling Savings Bank as the bank has grown, highlighted by strong financial performance and new opportunities for our employees, while expanding the products and services that are part of the Hometown Helpful service that our customers know and expect.”
“Sterling Savings Bank is a great company,” said Mr. Zuppe. “I am proud of what we have accomplished and look forward to future achievements as Heidi Stanley and the rest of the Sterling team continue to build upon our legacy.”
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ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Savings Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Utah, Arizona and California. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.
STERLING SAVINGS BANK FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are not historical facts and pertain to Sterling Savings Bank’s future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling Savings Bank’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling Savings Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling Savings Bank’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling Savings Bank’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.